Exhibit 23.3

Consent of Independent Public Accountants

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 8, 2002 included in Invitrogen Corporation's Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.

San Diego, California
March 11, 2002